FEE PAID
                                     $100.00
                                OCTOBER 30, 1990

                                    CASHIERS
                               SECRETARY'S OFFICE
                           /S/ WILLIAM FRANCIS GALVIN






C.T. Corp. System
2 Oliver Stret
Boston, MA

                                                  A TRUE COPY ATTEST



                                                  WILLIAM FRANCIS GALVIN
                                                  SECRETARY OF THE COMMONWEALTH




                                                  DATE 10/29/99  CLERK   DMM












                             WESTON PORTFOLIOS, INC.
          Wellesley Office Park, 45 William Street, Wellesley, MA 02181
                       (617) 239-0445 FAX (617) 239-0741

                                WESTON PORTFOLIOS
                              DECLARATION OF TRUST

                             DATED FEBRUARY 1, 1990


         DECLARATION OF TRUST, made as of February 1, 1990 by DOUGLAS A. BIGGAR, JOSEPH ROBBAT, JR., STANLEY H. COOPER, ESQ., ROGER EASTMAN and MICHAEL DIORIO (the "Trustees").

         WHEREAS, the Trustees desire to establish a Massachusetts business trust for the investment and reinvestment of funds contributed thereto;

         NOW THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed for the equal and proportional benefit of the registered holders of shares of beneficial interest in the Trust from time to time outstanding, under the terms, powers, conditions and limitations of this DECLARATION OF TRUST as herein set forth below.

                          I. NAME AND PLACE OF BUSINESS

         This Trust shall be known as WESTON PORTFOLIOS (hereinafter called the "Trust"), and the Trustees may act in that name, which shall be deemed to refer to the Trustees in their capacity as Trustees hereunder. The Trust agrees that it may use the name "Weston" or any other name similar thereto only as long as Weston Financial Group, Inc., or an affiliate thereof, serves as investment advisor to the Trust.

         The principal place of business of the Trust shall be at 45 William Street, Wellesley, Massachusetts, or at such other place as shall be fixed from time to time by the Trustees.

                         II. PURPOSE OF TRUST

         The purpose of the Trust is to establish the relationship of Trustee and beneficiary between the Trustees and Shareholders defined herein. This Declaration of Trust shall not be construed to create any other type of relationship or entity, including but not limited to, a general or limited partnership, corporation or joint stock association. The Trust shall be revocable, the shareholders being permitted to revoke or redeem their interests in the Trust pursuant to the provisions of Article V. hereof, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

                         III. DEFINITIONS

         3.1. Definition of Certain Terms. As used in this Declaration of Trust, the terms set forth below shall have the following meanings:

                  A. "Beneficial Shareholder" means a record owner of Beneficial Shares of a class or series of the Trust.

                  B. "Beneficial Shares" or "Shares" means the transferable equal proportionate units of interest of any class or series into which the beneficial interest of any class or series of the Trust shall be divided from time to time and includes fractions of Beneficial Shares as well as whole Beneficial Shares.

                  C. "Person" shall mean a natural person, a corporation, a partnership, an association, a joint-stock company, a trust, a fund or any organized group of persons whether incorporated or not.

                  D. The "Trustees" means the original individual Trustees in their capacity as trustees of the Trust and their successor or successors for the time being in office as such trustees.

                  E. The "Act" refers to the Investment Company Act of 1940, as amended.

                  F. The terms "assignment," "interested person," a "majority vote of shareholders" and "Principal Underwriter" shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19), Section 2(a)(42), and
Section 2(a)(29) of the Act, and "series trust" shall mean an entity such as that described in Section 18(f)(2) of the Act, and subject to Rule 18f-2 thereunder.

                         IV. OWNERSHIP OF ASSETS OF THE TRUST

         Title to the Trust property shall always vest in the Trustees. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All the assets of the Trust shall at all times be considered as vested in the Trustees. The death, removal, resignation, legal incapacity or legal disqualification of a Trustee shall in itself operate to vest title in all the Trust property in the remaining Trustees or Trustee, without any conveyance by any Trustee resigning, removed, or becoming disqualified, or by the representatives of any Trustee, deceased or under legal disability. The appointment of a Trustee shall in itself operate to vest the title of all the Trust property in the Trustee appointed, jointly with the Trustee already in office, without any conveyance. No Beneficial Shareholder shall be deemed to have severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in his respective class or series of the Trust. The assets of the Trust may be allocated to any class or series of the Trust and the holders of Beneficial Shares of such class or series shall be preferred over the holders of Beneficial Shares of any other class or series in respect of such assets.

                         V. SHAREHOLDERS: BENEFICIAL INTEREST IN THE TRUST;
                            PURCHASE AND REDEMPTION OF SHARES OF
                            BENEFICIAL INTEREST

         5.1. Shares of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into an unlimited number of transferable Beneficial Shares, all at $.01 par value and of one or more class or series. Each such Beneficial Share of each such class or series shall represent an interest in that class or series of the Trust equal with each other Beneficial Share of such class or series then outstanding. No Beneficial Share shall have priority over any other Beneficial Share of the same class or series. The Trustees may, from time to time, divide or combine the Beneficial Shares of any class or series into a greater or lesser number of Beneficial Shares without thereby changing the proportionate beneficial interests in such class or series, or the respective priority or preference of such Shares and any other class or series. Each series established hereunder shall be deemed to be a separate trust under Massachusetts General Laws Chapter 182. The Trustees shall have exclusive power without the requirement of shareholder approval to establish and designate such separate and distinct series, and to fix and determine the relative rights and preferences as between the shares of the separate series as to right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the several series shall have separate voting rights or no voting, rights.

         5.2. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further series two series of shares are hereby initially designated as the:
"New Century Capital Portfolio" and "New Century I Portfolio". The establishment and designation of any series in addition to those established and designated herein shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such series, or as otherwise provided in such instrument. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.

         At any time when there are no shares outstanding or subscribed for a particular series or class previously established and designated herein or by the Board of Trustees, the series or class may be liquidated by similar means. Each share of a series shall have equal rights with each other share of that series with respect to the assets of the Trust pertaining to that series. The dividends payable to the holders of any series (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) shall be determined by the Board and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Board. Except as otherwise provided herein, all references in this Declaration of Trust to shares of Beneficial Interest or series of shares shall apply without discrimination to the shares of each series.

         5.3. Purchase of Beneficial Shares in the Trust. The Trustee shall accept investments in the Trust from such persons and on such terms as they may from to time authorize. All shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable. Each investment shall be credited to the individual Beneficial Shareholder's account in the form of full and fractional Beneficial Shares of the Trust, in such class or series as the purchaser shall select, at the net asset value per Beneficial Share next determined for such class or series after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, impose a sales charge upon investments in the Trust.

         5.4. Net Asset Value Per Share. The net asset value of a Share of each class or series of the Trust then outstanding shall be determined not less frequently than the close of each business day in accordance with statutes, regulations, and rules applicable to regulated investment companies.

         5.5. Ownership of Beneficial Shares. The ownership of Beneficial shares shall be recorded on the books of the Trust or its transfer agent. The Trustees may make such rules as they consider appropriate for the transfer of Beneficial shares and similar matters. The record books of the Trust or any transfer agent shall be conclusive as to who are the holders of Beneficial Shares and as to the number of Beneficial Shares held by each Beneficial Shareholder. The Trustees, in their discretion, may authorize the issuance of beneficial share certificates and may promulgate appropriate rules and regulations with respect thereto.

         5.6. Pre-emptive Rights. Beneficial Shareholders shall have no pre-emptive or other right to subscribe to any additional Beneficial Shares or other securities issued by the Trust or the Trustees.

         5.7. Redemption of Beneficial Shares. A Beneficial Shareholder of the Trust shall have the right, subject to the provisions of Section 5.9 herein, to require the Trust to redeem his full and fractional Beneficial Shares at a redemption price equal to the net asset value per Beneficial Share of such class or series next determined after receipt of a request to redeem. The trustees shall establish such rules and procedures as they deem appropriate for the redemption of Beneficial shares provided that all redemption are made in accordance with the provisions of the Act, as amended, and rules and regulations thereunder.

         5.8. Option to Redeem Small Accounts. The Trust reserves the right to redeem Beneficial Shares in any account for their then current value (which will be paid to the Beneficial Shareholder), if the value of such account is less than $5,000; provided, however, that each Beneficial Shareholder shall first be notified in writing that his account has a value of less than $5,000 and allowed not less than thirty days to make an additional investment before the redemption is processed by the Trust.

         5.9. Suspension of Right of Redemption. The Trustees may suspend the right of redemption or postpone the date of payment in whole or in part (i) during any period that the New York Stock Exchange is closed (other than for customary weekend or holiday closings), or trading on the Exchange is restricted as determined by the Securities and Exchange Commission (the "Commission"), (ii) during any period when an emergency exists as defined by the rules of the Commission, as a result of which it is not reasonably practicable for the Fund to dispose of securities owned by it, or fairly to determine the value of its assets, and (iii) for such other periods as the Commission may permit. Such suspension shall take effect at such time as the Trustees shall specify but no later than the close of business on the business day following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said Stock Exchange shall have reopened for unrestricted trading or the period specified in
(ii) or (iii) above shall have expired. In the case of suspension of the right of redemption, a Beneficial Shareholder may either withdraw his request for redemption or receive payment based on the net asset value next determined after the termination of the suspension.

         5.10. Redemption in Kind. Payment for Beneficial Shares may be made in cash, or in kind, or partially in cash and partially in kind, at the option of the Trustees, or such delegate or agent as they may duly authorize for the purpose, and shall be made form the assets of the class or series the Shares of which are being redeemed. In case of payment in kind, the Trustees, or their delegate, shall have absolute discretion as to what security or securities held by the class or series shall be distributed in kind and the amount of the same, and the securities shall be valued for purposes of distribution at the values at which they were appraised in computing the asset value of the Beneficial Shares; provided, however, that any Beneficial Shareholder who cannot legally acquire securities so distributed in kind by reason of the prohibitions of the 1940 Act shall receive cash.

         5.11. Exchange Privilege. Subject to compliance with the requirements of the Act, the Trustees shall have the authority to provide that holders of Shares of any series shall have the right to exchange said shares in to shares of one or more other series in accordance with such requirements and procedures as may be established by the Trustees.

                         VI. LIMITATION OF SHAREHOLDER LIABILITY

         The Trustees shall have no power to bind any Beneficial Shareholder personally or to call upon any Beneficial Shareholder for the payment of any sum of money or assessment whatsoever other than such sums as the Beneficial Shareholder may personally agree to pay by way of subscription to any Beneficial Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust an its assets and to such class or series of the Trust as may be appropriate. The omission of such a recitation from any note, bond, contract or other undertaking issued by or on behalf of the Trust shall not operate to expose any Beneficial Shareholder to liability thereunder.

         Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust or any series thereof nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

                         VII. THE TRUSTEES

         7.1. Administration of the Trust. The Trustees shall have exclusive and absolute control over the Trust property and over the administration of the affairs of the Trust and may exercise all powers of the Trust directly or through any committee or committees composed of one or more of the Trustees, except such rights and powers as are by statute, by the Bylaws, or by this Declaration of Trust conferred upon or reserved to Beneficial Shareholders. The Trustees may adopt Bylaws or regulations relating to the holding of meetings and/or other methods of conducting the business of the Trustees and of the Trust.

         7.2. Quorum. At all meetings of the Trustees, one-third of the Trustees shall constitute a quorum for the transaction of business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater proportion is required for such action by the Act or by the laws of Massachusetts. Except as otherwise required by the Act, a Trustee shall be deemed to be present at any meeting for the purpose of obtaining a quorum, voting, or otherwise if, by virtue of telephone, videophone or otherwise the Trustee is able to hear, and be heard by each other Trustee physically or otherwise present at such meeting. If a quorum shall not be present at any meeting of Trustees, the Trustees present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting; until a quorum shall be present.

         7.3. Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Beneficial Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the administration of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in this Declaration of Trust or the Bylaws of the Trust, the Trustees shall have power and authority as to the Trust, and as to each class or series.

                  A. To buy, and invest finds, in securities including, but not limited to, common stock, preferred stock, bonds, debentures, warrants and rights to purchase securities, certificates of beneficial interest, notes or other evidence of indebtedness issued by corporations, trusts or associations, domestic or foreign, or issued and guaranteed by the United States of America or any agency thereof, by the government of any foreign country, by any State of the United States, or by any political subdivision or agency thereof, by the government of any foreign country, by any State of the United States, or by any political subdivision or agency thereof, by the government of any foreign country, by any State of the United States, or by any political subdivision or agency of any State or foreign country, "repurchase agreements" secured by any such securities, or in "when-issued" contracts for any such securities, or retain such proceeds in contracts for any such securities, or retain such proceeds in cash, and from time to time change the investments of its funds.

                  B. To adopt Bylaws not inconsistent with this Declaration of Trust; providing for the conduct of the business of the Trust; and to amend and repeal such Bylaws to the extent that the right to do so is not reserved unto the Beneficial Shareholders.

                  C. To elect and remove officers, employees or delegates and to appoint and terminate such agents as they consider appropriate.

                  D. To employ a bank or trust company as custodian of any assets of the Trust, subject to any conditions set forth in this Declaration of Trust or in the Bylaws.

                  E. To retain a transfer agent and shareholder servicing agent, or both.

                  F. To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for, or by the Trust itself, or both, and to assume expenses incident thereto.

                  G. To delegate such authority as they consider desirable to any officer or employee of the Trust and to any agent, custodian, or underwriter.

                  H. To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XII, Section 12.4 thereof and subject to any requirements of the Act.

                  I. To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustee shall deem proper.

                  J. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.

                  K. To hold any security or property in a form not indicating that it is trust property, whether, in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, or deposit same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto.

                  L. To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or concern, any security, of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust.

                  M. To apportion unissued Shares of Beneficial Interest into one or more classes or series of Shares, each such class or series having such rights and liabilities as the Board shall determine; provided that the holders of Beneficial Shares of each class or series shall be preferred over the holders of Beneficial shares of each other class or series in respect of assets specifically allocated to that class or series.

                  N. To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust with respect to any matter in controversy, including, but not limited to claims for taxes.

                  O. To make distributions of income and of capital gains to Beneficial Shareholders in the manner hereinafter provided.

                  P. To borrow money on behalf of any class or series not excess of one-third of the value of its net assets but only as a temporary measure for extraordinary purposes or to satisfy redemptions. Any borrowing will be from a bank and to the extent that such borrowing exceeds 5% of the value of the Trust's assets asset coverage of at least 300 per centum shall be required. In the event that such asset coverage shall at any time fall below 300 per centum, the Trust shall; within three days thereafter (not including Sunday or holidays) or such longer period as the Securities and Exchange Commission may prescribe by rules, regulations or Order, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300 per centum. The Trust will not pledge more than 10% of its net assets. The Trust will not issue senior securities as defined in the Investment Company Act of 1940, except for notes to banks.

                  No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made, or property transferred, to the Trustees or upon their order.

         7.4. Unanimous Consent. Any action required or permitted to be taken at any meeting of the Trustees or of any Committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Trustees or of such Committee, or the case may be, and such written consent is filed with the minutes of proceedings of the Trustees or Committee.

         7.5. Principal Transactions. The Trustees shall not, on behalf of the Trust, buy any securities (other than Beneficial Shares of the Trust) from, or sell any securities (other an Beneficial Shares of the Trust) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm for which any such Trustee of officer is acting as principal, or have any such dealings with a party to any contract entered into pursuant to Article VIII hereof or with any person interested in such a party; but the Trust may employ any such party, or any such person or firm or company in which any such person is interested as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

         7.6. Trustees and Employees as Shareholders. Any Trustee, employee or other agent of the Trust, may acquire, own and dispose of Beneficial Shares of the Trust to the same extent as if he were not a Trustee, employee or agent; and the Trustee may issue and sell, or cause to be issued and sold, Beneficial Shares of the Trust to, buy such Beneficial Shares from, any such person or any firm or company in which he is interested; subject only to the general limitations herein contained as to the sale and purchase of such Beneficial Shares and subject to any restrictions which may be contained in the Procedural Guidelines.

         7.7. Number and Term of Office. The number of Trustees shall be determined from time to time by the Trustees themselves, but shall not be less than three, nor more than twelve. The Trustees shall be elected by the initial Shareholder of the Trust. Subject to Section 16(a) of the 1940 Act; the Trustees may elect their own successors and appoint Trustees to fill vacancies. Each Trustee shall hold office until termination of the Trust as hereinafter provided or until his successor is elected and qualified; except that any Trustee (a) may resign by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein and (b) may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees specifying the date when such removal shall become effective. Any Trustee who requests in writing to be retired or who has been incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees.

         7.8. Initial Trustees. The initial Trustees hereof and of each series trust who shall serve upon acceptance of trusteeship and until their successors are elected and qualified, shall be Douglas A. Biggar, Joseph Robbat, Jr., Stanley Cooper, Michael A. Diorio and Roger Eastman.

         7.9. Appointment of Trustees. In case of the death, resignation, retirement, removal, the inability or refusal of any Trustee to act, or in the case of a vacancy by reason of an increase in number or for any other reason, the remaining Trustees shall fill such vacancy by appointing such other person as they, in their discretion, shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office whereupon the appointment shall take effect. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted in writing this Trust and agreed to be bound by the provisions of this Declaration of Trust, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power of appointment is subject to the provisions of Section 16(a) of the Act.

         7.10. Effect of Death, Resignation, etc. of Trustee. The death, resignation, retirement, removal, incapacity or refusal to act of the Trustees, or of any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

         7.11. No Accounting. Except as may be required by law or under circumstances justifying removal for cause, no person ceasing to be a Trustee shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

         7.12. Trustee Reimbursement. The Trustees shall be reimbursed from the Trust estate for their expenses and disbursements, including, without limitation, fees and expenses of

Trustees who are not interested persons of the Trust or of its adviser, interest expenses, taxes, fees and commissions of every kind, expenses of issue, repurchase and redemption of shares, including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Beneficial Shares under federal and state laws and regulations, charges of custodians, transfer agents, disbursing agents and registrars, expenses of preparing and setting up in type prospectuses, expenses of printing and distributing prospectuses sent annually to existing Beneficial Shareholders, auditing and legal expenses, expenses of reports to Beneficial Shareholders, expenses of meetings of Beneficial Shareholders and proxy solicitations therefor, insurance expense, association membership dues, salaries, rent, stationery, printing and such non-recurring items as may arise, including expenses of litigation to which the Trust is a party and for all losses and liabilities incurred in administering the Trust. For the payment of such expenses, disbursements, losses and liabilities, the Trustees shall have a lien on the Trust estate superior to any rights or interests of the Beneficial Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust or any series of the Trust, or partly out of principal and partly out of income, and to charge or to allocate the same to, between or among such one or more of the series that may be established and designated under the Trust, as the Trustees deem fair and all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust. The Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

                         VIII. AGREEMENTS WITH: INVESTMENT ADVISOR;
                               PRINCIPAL UNDERWRITER; SERVICE COMPANY;
                               TRANSFER AGENT; AND CUSTODIAN

         8.1. Investment Adviser. Subject to a majority vote of the Beneficial Shareholders of a series, or any or all series, affected by an investment advisory agreement as to the series so affected, the Trustees may enter into a written investment advisory agreement or agreements with any person whereby such person shall undertake to furnish the Trustees such management, investment advisory, statistical and research facilities and other services for the Trust, or for one or more affected series, upon such terms and conditions as the Trustees may, in their discretion, determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment adviser (subject to such general or specific instructions as the Trustees may adopt) to effect purchases sales or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any employee or Trustee to effect such purchases, sales or exchanges pursuant to the recommendations of the investment, adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall have been deemed to have been authorize by all the Trustees. The Trustees may authorize an investment adviser to cause the Trust to pay a broker or dealer, in connection with the purchase or sale of portfolio securities of any series of the Trust, an amount of commission in excess of the amount of commission which another broker or dealer would have charged for effecting that transaction if such adviser determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of the particular transaction or that adviser's overall responsibilities with respect to the accounts as to which it exercises investment discretion.

         Any investment advisory agreement or agreements, and approvals or renewals thereof, shall in all respects be consistent with and subject to the requirements of the Act as then in effect and the rules and regulations of the Commission promulgated thereunder.

         8.2. Principal Underwriter. The Trustees may, in their discretion, enter into a distribution agreement, providing for the sale of Beneficial Shares of the Trust at such price and on such terms that the Trust will receive at least net asset value per Beneficial Share. The Trust may either agree to sell the Beneficial Shares to the other party to such agreement or appoint such other party its sales agent for such Beneficial Shares. Such distribution agreement shall be on such terms and conditions as the Trustees may, in their discretion, determine. Such agreement may also provide for the repurchase of Beneficial Shares of the Trust by such other party as principal or agent of the Trust.

         Any such distribution agreement shall be in all respects consistent with, and subject to the requirements of, the Act as then in effect and the regulations of the Commission thereunder.

         8.3. Transfer Agent. The Trustees may enter into one or more agreements for transfer agency, disbursing and other services to the Trust, on such terms and conditions as the Trustees may in their discretion determine. Such services may be provided by one or more entities.

         8.4. Custodian. The Trustees may employ such custodian or custodians for the safekeeping of the property of the Trust, and may make such contracts for this purpose, as in the opinion of the Trustees may be reasonable, necessary or proper for the conduct of the affairs of the Trust. Such contracts shall be subject to such restrictions, limitations and other requirements, as may be contained in the Act, regulations of the Commission under the Act and the Procedural Guidelines of the Trust. Such contracts shall be subject to such restrictions, limitations and other requirements, as may be contained in the Act, regulations of the Commission under the Act and the Procedural Guidelines of the Trust.

         8.5. Parties to the Agreements. The same person, partnership, association, trust or corporation may be employed in any multiple capacity under Sections 8.1 through 8.5 of this Article VIII and may receive compensation from the Trust in as many capacities as such persons, partnerships, associations, trusts or corporations shall serve the Trust. The Trustees may enter into any agreement of the character described in this Article VIII with any person, including any firm, corporation, trust, partnership or association in which any Trustee, agent, employee or Beneficial Shareholder of the Trust may be interested, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any such relationship. Nor shall any person holding such relationship be liable, merely by reason of such relationship, for any loss or expense to the Trust under or by reason of said agreement, or be accountable for any profit realized directly or indirectly therefrom; provided that the agreement when entered into was reasonable and fair and not inconsistent with the provisions of this Article or the Bylaws; and the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the agreement involved is approved in good faith by a majority of such Trustees not having any such relationship or interest, or the material facts as to such relationship or interest and as to the agreement have been disclosed to or are known by the Shareholders entitled to vote thereon and the agreement involved is specifically approved in good faith by vote of the Shareholders.

                        IX. BENEFICIAL SHAREHOLDERS' VOTING POWERS AND MEETINGS

         9.1. Voting Powers. The Beneficial Shareholders of the Trust, or of any series thereof, shall have power to vote: (i) for the election of Trustees as provided in Article VII, Section 7.7; (ii) with respect to any investment adviser as provided in Article VIII, Section 8.1; (iii) as provided in this
Article IX; (iv) as required by Section 12.4 of Article XII; (v) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class or as a class action on behalf of the Trust or any series thereof or the Shareholders; and (vi) with respect to such additional matters relating to the Trust as to which the vote of the Beneficial Shareholders may be required or authorized by law or by the Bylaws of the Trust, or as the Trustees may consider desirable. Each whole Beneficial Share shall entitle the owner thereof to one vote as to any matter on which it is entitled to be voted, and each fractional Beneficial Share shall entitle the owner thereof to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Beneficial Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Beneficial Shares are issued, the Trustee may exercise all rights of Beneficial Shareholders and may take any action required or permitted by law, this Declaration of Trust or any Bylaws of the Trust to be taken by Beneficial Shareholders.

         9.2. Meetings. No annual of regular meeting of Shareholders is required. Beneficial Shareholders' meetings shall be held at such places as are designated by the Trustees. Meetings of the Beneficial Shareholders may be called at any time by the Chairman, and shall be called at any time by the Chairman, or by the Secretary, upon the written request of a majority of the members of the Board of Trustees.

         The Trustees shall promptly call and give notice of a meeting of Shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in writing by Shareholders holding not less than 10% of the Shares then outstanding. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written application by Shareholders holding at least 10% of the Shares then outstanding requesting a meeting be called for any other purpose requiring action by the Shareholders as provided herein or in the Bylaws, then Shareholders holding at least 10% of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

         Whenever ten or more Shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either Shares having a net asset value of at least $25,000 or at least 1% of the outstanding Shares, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view to obtaining signatures to a request for a Shareholder meeting and accompanied by a form of communication and request which they wish to transmit, the Trustee shall within five business days after receipt of such application, and at the sole discretion of such Trustees, either (i) afford to such applicants access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust or Sub-Trust, as applicable; or (2) inform such applicants as to the approximate number of Shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request.

         If the Trustees elect to follow the course specified in clause (2) above, the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all Shareholders of record at their addresses as recorded on the books, unless within five business days after such tender the Trustees shall mail to such applicants and file with the Commission, together with a copy of, the material to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion. The Trustees shall thereafter comply with any order entered by the Commission and the requirements of the Act and the Securities Exchange Act of 1934. Beneficial Shareholders shall be entitled to at least ten days notice of a meeting.

         9.3. Quorum and Required Vote. At any meeting of the Beneficial Shareholders a quorum for the transaction of business shall consist of persons, appearing in person or by proxy, owning or representing a majority of the Beneficial Shares of the Trust then outstanding and entitled to vote; provided, however, that a lesser number may adjourn such meeting from time to time until a quorum is obtained. Subject to any applicable requirements of the Act, and the rules thereunder, or of this Declaration of Trust or the Bylaws, a majority of the Beneficial Shares of the Trust which are voted shall decide any question and a plurality shall elect a Trustee.

         9.4. Bylaws. The Bylaws may include further provisions for Beneficial Shareholders' votes and meetings and related matters.

         9.5. Action by Written Consent. Subject to the provisions of the Act and other applicable law, any action taken by Beneficial Shareholders may be taken without a meeting if a majority of Beneficial Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by the Act or by any express provision of this Declaration of Trust or the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Beneficial Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Beneficial Shareholders.

         9.6. Inspection of Records. The records of the Trust shall be open to inspection by Beneficial Shareholders to the same extent as is permitted stockholders of a Massachusetts business corporation under the Massachusetts Business Corporation Law.

         9.7. Additional Provisions. The Bylaws may include further provisions for Beneficial Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.

                         X. DISTRIBUTIONS AND DETERMINATION OF NET INCOME

         10.1. Distributions. The Trustees may, from time to time, declare and pay distributions on the beneficial shares of any series.

                         XI. LIMITATION OF LIABILITY AND INDEMNIFICATION

         11.1. Limitation of Liability. Every act or thing done or omitted and every power exercised or obligation incurred by the Trustees or any of them in the administration of this Trust or in connection with any business, property or concerns of the Trust, whether ostensibly in their own names or in their Trust capacity, shall be done, omitted, exercised or incurred by them as Trustees and not as individuals; and every person contracting or dealing with the Trustees or having any debt, claim or judgment against them or any of them in connection with such business, property or concerns shall look only to the funds and property of the Trust for payment or satisfaction; and no Trustee or Trustees, Beneficial Shareholder, officer, employee or agent of the Trust shall ever be personally liable for or on account of any contract, debt, tort, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the Trust estate or the conduct of any business of the Trust. A stipulation or notice to this effect shall be inserted in any contract, order or other instrument made by the Trustees or their officers, employees or agents, and on stationery used by them; but the omission thereof shall not be construed as a waiver of the foregoing provision, and shall not render the Trustees, officers, employees or agents personally liable thereon.

         No Trustee or officer of the Trust shall have any liability to the Trust or its Beneficial Shareholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a trustee or officer of the Trust, whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

         Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be individually responsible for or liable in any event for the neglect or wrongdoing of, or any acts of, any officer, employee, agent, or investment adviser of the Trust, and the Trust shall pay for them and hold them harmless from any cost or expense incurred by them in connection therewith; but nothing contained herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         11.2. Indemnification of Trustees and Officers and Insurance.

         (a) Subject to the exceptions and limitations contained in paragraph
(b) of this Section 11.2:

               (i) The Trust shall have power to indemnify (from the assets of the series in question) any Trustees or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Trustee or officer of the Trust, or is or was serving at the request of the Trust as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe this conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (ii) The Trust shall have power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Trustee or officer of the Trust, or is or was serving at the request of the Trust as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Trust and except that no indemnification shall be made if respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to the Trust unless and only to the extent that the administrative body before which, or the court in which such action or suit was brought ("Court") shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court shall deem proper.

               (iii) To the extent that a Trustee or officer of the Trust has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraph (i) or (ii) of this paragraph or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

               (iv) Any indemnification under subparagraph (i) or (ii) of this paragraph (unless ordered by a Court) shall be made by the Trust only as authorized in the specific case upon a determination that indemnification of the Trustee or officer is proper in the circumstances because he has met the applicable determination of conduct set forth in such subparagraph. Such determination shall be made:

                  (1) By the Board of Trustees by a majority vote of a quorum consisting of Trustees who were not parties to such action, suit or proceeding, or

                  (2) If such a quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion.

               (v) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Trust in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subparagraph (iv) of this section upon receipt of an undertaking by or on behalf of the Trustee or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Trust as authorized in this paragraph.

               (vi) The indemnification provided by this paragraph shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other provision of this Declaration, the Bylaws, any agreement, vote of Shareholders or disinterested Trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (vii) The Trust shall have power to purchase and maintain insurance on behalf of any person who is or was a Trustee or officer of the Trust, or is or was serving at the request of the Trust as a director, officer, employee or agent of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted, against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability under the provisions of this paragraph.

         (b) Notwithstanding any contrary provision herein, no indemnification or other protection shall be made or given to any Trustee or officer of the Trust against any liability to the Trust or to its shareholders (i) to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (ii) which would violate Section 17(h) or (i) of the Act, as those provisions may be amended from time to time, together with the Rules and Regulations of the United States Securities and Exchange Commission adopted thereunder.

         (c) Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Trustees and officers may be entitled by contract or otherwise under law.

         11.3. Indemnification of Beneficial Shareholders. In case any Beneficial Shareholder or former Beneficial Shareholder shall be held to be personally liable solely by reason of his being or having been a Beneficial Shareholder and not because of his acts or omissions or for some other reason, the Beneficial Shareholder or former Beneficial Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other successor) shall be entitled, out of the Trust estate, to be held harmless from such liability. The Trust shall, upon request by the Beneficial Shareholder, assume the defense of any claim made against any Beneficial Shareholder for any act or obligation of the Trust and satisfy any judgment thereon. The rights of indemnification herein provided may be insured against by policies maintained by the Trust.

         11.4. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

                               XII. MISCELLANEOUS

         12.1. Trustee's Liability. No Trustee hereunder shall have any power to bind personally the remaining Trustees, any employees of the Trust or any Beneficial Shareholders. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Beneficial Shareholders nor the Trustees or any of their agents, whether past, present or future, shall be personally liable therefor. Nothing is this Declaration of Trust shall protect the Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of the Trustee hereunder.

         12.2. Trustees' Good and Faith, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of Section 12.1 of this Article XII, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section 12.1 of this Article XII shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, or to provide any surety if a bond is required.

         12.3. Closing of Record Books. The Trustees may close the Record Books of Beneficial Shares of the Trust for a period not exceeding twenty (20) days preceding the date of any meeting of Beneficial Shareholders, or the date for the payment of any distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Beneficial Shares shall go into effect; or in lieu of closing Record Books as aforesaid, the Trustees may fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting of Beneficial Shareholders, or the date for payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Beneficial Shares shall go into effect, as a date for the determination of the Beneficial Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Beneficial Shares, and in such case such Beneficial Shareholders and only such Beneficial Shareholders as shall be Beneficial Shareholders listed in the record books on the date so fixed shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Beneficial Shares on the books of the Trust after any such closing date fixed or aforesaid.

         12.4. Termination of Trust. No change, alteration or modification with respect to any series shall operate to terminate the Trust. This Trust shall continue without limitation of time until either:

                  A. The Trustees, with the approval of the holders of at least a majority of the outstanding Beneficial Shares, may sell and convey the assets of the Trust, or any one or more series of the Trust, to another trust, partnership, association or corporation organized under the laws of any state of the United States, which is a diversified open-end and management investment company as defined in the 1940 Act, for an adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust and which may include shares of beneficial interest or stock of such trust or corporation. Upon making provision for the payment of all such liabilities, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the Beneficial Shares of the Trust, or respective series of the Trust, then outstanding.

                  B. Subject to a Majority Vote of the Beneficial Shareholders, the Trustees shall have sold and converted into money all the assets of the Trust and, upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust, the Trustees shall have distributed the remaining assets of the Trust ratably among the holders of the outstanding shares.

                  C. Upon completion of the distribution of the proceeds or the remaining assets as provided in sub-sections A and B, if all of the assets of the Trust have been so transferred, the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title, and interest of all parties shall be cancelled and discharged.

         12.5. Reorganization. The Trust, or any one or more series, may, either as the successor, survivor, or non-survivor, (1) consolidate with one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, to form a new consolidated trust, partnership, association or corporation under the laws of which any one of the constituent entities is organized, or (2) merge into one or more other trusts, partnerships, associations or corporations organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, or have one or more such trusts, partnerships, associations or corporations merged into it, any such consolidation or merger to be upon such terms and conditions as are specified in an agreement and plan of reorganization entered into by the Trust or one or more series as the case may be, in connection therewith. The terms "merge" or "merger" as used herein shall also include the purchase or acquisition of any assets of any trust, partnership, association or corporation which is an investment company organized under the laws of the Commonwealth of Massachusetts or any other state of the United States. Any such consolidation or merger shall require the affirmative vote of the holders of a majority of the outstanding voting Shares, as defined in the Act, of each series affected thereby.

         12.6. Amendment. The Declaration of Trust may be amended by the Trustees at any time except for those provisions which cannot be amended without Beneficial Shareholders' approval.

                                   SIGNATURES



         IN WITNESS WHEREOF, the undersigned Trustees have caused this Declaration of Trust to be signed in the City of Wellesley, Massachusetts, as of the day and year first above written.

                                          /s/ DOUGLAS A. BIGGAR
                                          --------------------------
                                          Douglas A. Biggar


                                          /s/ JOSEPH ROBBAT, JR.
                                          --------------------------
                                          Joseph Robbat, Jr.


                                          /s/ STANLEY H. COOPER
                                          --------------------------
                                          Stanley H. Cooper


                                          /s/ ROGER EASTMAN
                                          --------------------------
                                          Roger Eastman


                                          /s/ MICHAEL A. DIORIO
                                          --------------------------
                                          Michael A. Diorio

                          COMMONWEALTH OF MASSACHUSETTS

Norfolk County, SS.                                         February 1, 1990

         Personally appeared before me the above-named Douglas A. Biggar, Joseph Robbat, Jr., Stanley H. Cooper, Michael A. Diorio and Roger Eastman and made oath that the foregoing statement is true.

                                         /S/  LOUISE A. TEROKY
                                         Notary Public


                                         My Commission Expires: 9-17-93

                               ACCEPTANCE OF TRUST


         As contemplated in the Declaration of Trust of Weston Portfolios, the undersigned hereby accepts his appointment as a Trustee of said Trust and agrees to the provisions of said Declaration of Trust.

         IN WITNESS WHEREOF the undersigned has set his hand and seal on the date set opposite his signature.



January 26, 1990                                     /S/ DOUGLAS A. BIGGAR
                                                     Douglas A. Biggar



                          COMMONWEALTH OF MASSACHUSETTS


                  Norfolk, ss.

                  Then personally appeared the above-named Douglas A. Biggar, who acknowledged the foregoing instrument to be his free act and deed, before me, this 26th day of January, 1990.


[SEAL]                                       /S/  LOUISE A. TEROKY
                                             Notary Public

                                             My commission expires: 9-17-93

                               ACCEPTANCE OF TRUST


         As contemplated in the Declaration of Trust of Weston Portfolios, the undersigned hereby accepts his appointment as a Trustee of said Trust and agrees to the provisions of said Declaration of Trust.

         IN WITNESS WHEREOF the undersigned has set his hand and seal on the date set opposite his signature.



January 26, 1990                              /S/  JOSEPH ROBBAT, JR.
                                              Joseph Robbat, Jr.



                          COMMONWEALTH OF MASSACHUSETTS


                  Norfolk, ss.

                  Then personally appeared the above-named Joseph Robbat, Jr., who acknowledged the foregoing instrument to be his free act and deed, before me, this 26th day of January, 1990.


[SEAL]                                        /S/  LOUISE A. TEROKY
                                              Notary Public

                                              My commission expires:  9-17-93

                               ACCEPTANCE OF TRUST


         As contemplated in the Declaration of Trust of Weston Portfolios, the undersigned hereby accepts his appointment as a Trustee of said Trust and agrees to the provisions of said Declaration of Trust.

         IN WITNESS WHEREOF the undersigned has set his hand and seal on the date set opposite his signature.



January 26, 1990                              /S/  STANLEY H. COOPER
                                              Stanley H. Cooper



                          COMMONWEALTH OF MASSACHUSETTS


                  Norfolk, ss.

                  Then personally appeared the above-named Stanley H. Cooper, who acknowledged the foregoing instrument to be his free act and deed, before me, this 26th day of January, 1990.


[SEAL]                                        /S/  SHELLY R. KAMEN
                                              Notary Public

                                              My commission expires: 9/7/95

                               ACCEPTANCE OF TRUST


         As contemplated in the Declaration of Trust of Weston Portfolios, the undersigned hereby accepts his appointment as a Trustee of said Trust and agrees to the provisions of said Declaration of Trust.

         IN WITNESS WHEREOF the undersigned has set his hand and seal on the date set opposite his signature.



January 26, 1990                              /S/  MICHAEL A. DIORIO
                                              Michael A. Diorio



                          COMMONWEALTH OF MASSACHUSETTS


                  Norfolk, , ss.

                  Then personally appeared the above-named Michael A. Diorio, who acknowledged the foregoing instrument to be his free act and deed, before me, this 26th day of January, 1990.


[SEAL]                                        /S/  LOUISE A. TEROKY
                                              Notary Public

                                              My commission expires: 9-17-93

                               ACCEPTANCE OF TRUST


         As contemplated in the Declaration of Trust of Weston Portfolios, the undersigned hereby accepts his appointment as a Trustee of said Trust and agrees to the provisions of said Declaration of Trust.

         IN WITNESS WHEREOF the undersigned has set his hand and seal on the date set opposite his signature.



January 26, 1990                       /S/  ROGER EASTMAN
                                       Roger Eastman



                          COMMONWEALTH OF MASSACHUSETTS


                  Norfolk County, ss.

                  Then personally appeared the above-named Roger Eastman, who acknowledged the foregoing instrument to be his free act and deed, before me, this 26th day of January, 1990.


[SEAL]                                 /S/  PETER Z. SHABEWEIL
                                       Notary Public

                                       My commission expires: November 19, 1993

                      ACCEPTANCE OF APPOINTMENT OF TRUSTEES


         Weston Portfolios, Inc., a Maryland corporation, the sole shareholder of Weston Portolios, a Massachusetts business trust, hereby accepts and approves the appointment of Douglas A. Biggar, Stanley H. Cooper, Michael A. Diorio, Roger Eastman, and Joseph Robbat, Jr., as Trustees of Weston Portfolios.


February 1, 1990                              Weston Portfolios, Inc.
                                              a Maryland corporation


                                              By:  /S/ DOUGLAS A. BIGGAR
                                                   Douglas A. Biggar, President




                          COMMONWEALTH OF MASSACHUSETTS



Norfolk County, SS.                                            February 1, 1990

         Then personally appeared the above-named who acknowledged the foregoing instrument to be his free act and deed, before me, this 1st day of February, 1990 and made oath that the foregoing statement is true.

                                              /S/  LOUISE A. TEROKY
                                              Notary Public


                                              My Commission Expires:  9-17-93

                                   CERTIFICATE


         The undersigned Secretary of Weston Portfolios (the "Trust"), organized on February 1, 1990 pursuant to a Declaration of Trust hereby certifies that:

1.   The principal place of business of the Trust in Massachusetts is:

                                    45 William Street
                                    Boston, Massachusetts 02181

2. The Trust does not maintain a principal place of business outside of Massachusetts.

3. The resident agent and agent for service of process upon the Trust in Massachusetts is

                                    Douglas A. Biggar
                                    c/o Weston Financial Group, Inc.
                                    45 William Street
                                    Wellesley, Massachusetts 02181

4.   The name and addresses of the Trustees of the Trust are:

                                    Douglas A. Biggar
                                    25 Westchester Circle
                                    Dedham, MA 02026

                                    Joseph Robbat, Jr.
                                    51 Old Concord Road
                                    Lincoln, MA 01773

                                    Stanley H. Cooper
                                    676 Lowell Road
                                    Concord, MA 01742

                                    Michael A. Diorio
                                    11 Calvin Drive
                                    Milford, MA 01757

                                    Roger Eastman
                                    16 Tophet Road
                                    Lynnfield, MA 01940

         IN WITNESS WHEREOF, Paul Vierbickas has hereunto set his hand this 1st day of February, 1990.



                                              /s/ PAUL VIERBICKAS
                                              ---------------------------
                                              Paul Vierbickas, Secretary
                                              Weston Portfolios

A TRUE COPY ATTEST

WILLIAM FRANCIS GALVIN
SECRETARY OF THE COMMONWEALTH

DATE  10/29/99 CLERK JMM









                           DECLARATION OF TRUST  35  pp
                           WESTON PORTFOLIOS

                      Contact: Robin Hanson (617) 482-4420

                                    326858






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